                                                                    EXHIBIT 99.1

                                   EVI, INC.

                                   PROXY FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                                          , 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of EVI, Inc. ("EVI") hereby appoints Bernard
     J. Duroc-Danner and James G. Kiley, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of EVI that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of EVI to be
     held on           , 1998, at     a.m., Houston time, at         ,
     Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Joint
     Proxy Statement/Prospectus dated         , 1998:

     (1) Proposal to approve the merger of Weatherford Enterra, Inc. ("Weatherford") with and into EVI and the conversion of each outstanding share of Weatherford common stock, $.10 par value, into the right to receive .95 of a share of EVI common stock, $1.00 par value, pursuant to the Agreement and Plan of Merger dated as of March 4, 1998, by and between EVI and Weatherford.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

     (2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. RECEIPT OF THE JOINT PROXY STATEMENT/PROSPECTUS DATED
          , 1998, IS HEREBY ACKNOWLEDGED.

    PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.

                                                 Dated:

                                          -------------------------------, 1998.

                                                 -------------------------------

                                                 -------------------------------
                                                 Signature of Stockholder(s)

                                                 Please sign your name exactly
                                                 as it appears hereon. Joint
                                                 owners must each sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give your full
                                                 title as it appears thereon.